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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             SCHEDULE 14A Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No.__)

Filed by the registrant   [X]
Filed by a party other than the registrant  [_]

Check the appropriate box:

[_]  Preliminary proxy statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[_]  Definitive additional materials
[_]  Soliciting material pursuant toss.240.14a-12


                            JUPITERMEDIA CORPORATION
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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
                            JUPITERMEDIA CORPORATION
                           23 OLD KINGS HIGHWAY SOUTH
                            DARIEN, CONNECTICUT 06820
                                 (203) 662-2800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 2004

         Dear Stockholders:

         You are hereby cordially invited to attend the 2004 Annual Meeting of Stockholders of Jupitermedia Corporation, a Delaware corporation, at the offices of JP Morgan Chase Bank, 270 Park Avenue, 11th Floor, New York, New York on June 14, 2004, at 9:30 a.m. local time. This meeting is being held for the following purposes:

         1. To elect six directors to the Board of Directors of Jupitermedia Corporation with terms expiring at the Annual Meeting of Stockholders to be held in 2005 or until their successors are duly elected.

         2. To approve the appointment of Deloitte & Touche LLP, independent accountants, to act as independent auditors for Jupitermedia Corporation for the fiscal year ending December 31, 2004.

         3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 26, 2004 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.


                             YOUR VOTE IS IMPORTANT

         Whether or not you expect to be present at the annual meeting, please complete, date, sign and return the enclosed proxy promptly in the postage-prepaid envelope provided for your convenience. If you attend the annual meeting, you may revoke your proxy and vote your shares in person if you wish.


                                             By Order of the Board of Directors,

                                             Alan M. Meckler
                                             Chairman of the Board
                                             and Chief Executive Officer


Dated: May 7, 2004

                            JUPITERMEDIA CORPORATION
                           23 OLD KINGS HIGHWAY SOUTH
                            DARIEN, CONNECTICUT 06820
                                 (203) 662-2800

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 14, 2004

         The Board of Directors of Jupitermedia Corporation (the "Company") is soliciting proxies from the Company's stockholders for the 2004 Annual Meeting of Stockholders to be held on June 14, 2004.

         You are entitled to vote at the meeting if you were a stockholder of record at the close of business on April 26, 2004. On May 7, 2004, the Company will begin mailing to all such stockholders a proxy card, this proxy statement and the Company's 2003 Annual Report. On April 26, 2004, there were 26,307,116 shares of the Company's common stock outstanding, which are the only shares of the Company's stock entitled to vote at this meeting. Each such share of common stock will be entitled to one vote at the meeting.

         Your signed proxy card will appoint each of Alan M. Meckler and Christopher S. Cardell as proxy holders, or your representatives, to vote your shares.

         If you sign and return your proxy card without giving voting directions, the proxy holders will vote your shares FOR all of the nominees for director listed on pages 2 and 3. The proxy card permits you to direct the proxy holders to withhold your votes from particular nominees.

         Signing and returning your proxy card will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previously voted proxy will be automatically revoked. You may also revoke your proxy any time before it is voted by delivering written notice prior to the meeting to:

         Jupitermedia Corporation
         23 Old Kings Highway South
         Darien, Connecticut 06820
         Attn: Corporate Secretary

         If you submit more than one proxy, each later-dated proxy will revoke all previous proxies.

         The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote your shares for a substitute if you have submitted a signed proxy card.

         As far as the Company knows, the only matters to be brought before the meeting are those referred to in this proxy statement. As to any other matters presented at the meeting, if you send in a signed proxy card, the proxy holders may vote your shares at their discretion.

         No business may be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy. All matters voted on at the meeting will be determined by the "yes" vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter of the vote, except for the election of directors, which will be determined by the "yes" vote of a plurality of such shares.

         Abstentions and broker non-votes are counted as shares present for determining if there are sufficient shares present to hold the meeting; however, they are not counted as votes "for" or "against" any item.

         A list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the New York City offices of the Company, 475 Park Avenue South, Fourth Floor, New York, New York 10017, by contacting the Corporate Secretary.

                          ITEM 1. ELECTION OF DIRECTORS
                          -----------------------------

         Item 1 is the election of all six current members of the Company's Board of Directors to another term. The persons named in the enclosed proxy intend to vote the proxy for the election of each of the six nominees, unless you indicate on the proxy card that your vote should be withheld from any or all such nominees. Each nominee elected as a director will continue in office until their successor has been elected, or until their death, resignation or retirement.

         The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2004 at the Annual Meeting: Alan M. Meckler, Christopher S. Cardell, Gilbert F. Bach, Michael J. Davies, William A. Shutzer and John R. Patrick.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

         The following table sets forth certain information with respect to each nominee for director. Except as otherwise indicated, each nominee has held his present occupation or occupations for more than the past five years and has not been principally employed by any subsidiary or affiliate of the Company. There are no family relationships among any nominee, director or executive officer of the Company. References below to the nominees' respective ages are as of the date of the Annual Meeting. References below to periods of service to the Company include, where applicable, service to the Company's predecessor business, internet.com LLC, prior to its 1999 merger with and into the Company.

                                                   PRINCIPAL OCCUPATION OR
NAME                     AGE                   OCCUPATIONS AND DIRECTORSHIPS
----------------------   ---   -------------------------------------------------------------
Alan M. Meckler          58    Alan M. Meckler has been Chairman of the Board and Chief
                               Executive Officer of the Company since its inception.
                               Previously, Mr. Meckler had been Chairman of the Board of
                               Mecklermedia Corporation from 1973 and was its Chief
                               Executive Officer from December 1993 until it was acquired by
                               Penton Media in November 1998.  He also served as President of Mecklermedia from 1971 through November 1997.  Mr. Meckler was the only person to have held the offices of Chairman of the Board or Chief Executive Officer since Mecklermedia's
                               founding.
----------------------   ---   -------------------------------------------------------------
Christopher S. Cardell   44    Christopher S. Cardell has been a director, President and
                               Chief Operating Officer of the Company since its inception.
                               Previously, Mr. Cardell was President and Chief Operating
                               Officer of Mecklermedia from November 1997, and a director from February 1997 until it was acquired by Penton Media in
                               November 1998.  Prior to November 1997, Mr. Cardell held the office of Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mecklermedia.  He joined
                               Mecklermedia as Senior Vice President and Chief Financial
                               Officer in January 1996.  Prior to that time, Mr. Cardell
                               was a Senior Manager with Arthur Andersen LLP.
----------------------   ---   -------------------------------------------------------------
Michael J. Davies        60    Michael J. Davies has been a director of the Company since its inception.  Mr. Davies has been President of Fox Hill
                               Consulting LLC since February 1998 and is a former director of PROVANT, Inc.  He was a special limited partner with
                               American Business Partners from July 1997 to April 1998.
                               Prior to that he was a Managing Director, Corporate Finance, of the investment bank Legg Mason Wood Walker, Incorporated since 1993.  Before joining Legg Mason, Mr. Davies was the
                               Publisher of the Baltimore Sun between 1990 and 1993.  Mr.
                               Davies was also a director of Mecklermedia from January 1996 until it was acquired by Penton Media in November 1998.  From
                               February 2001 until March 2002 he was Chairman of Saltmine,
                               Inc.  He has been Chairman of Amazing Media, Inc. since
                               October 2000 and a director of Boxwood Technology, Inc. since
                               May 2000.

                                                   PRINCIPAL OCCUPATION OR
NAME                     AGE                   OCCUPATIONS AND DIRECTORSHIPS
----------------------   ---   -------------------------------------------------------------
Gilbert F. Bach          72    Gilbert F. Bach has been a director of the Company since its inception.  Mr. Bach retired on January 1, 1997 from Lehman
                               Brothers, where he held various positions from 1979 through
                               1996, most recently as a Managing Director.  From 1955 to
                               1979, Mr. Bach held various positions at Hirsch & Co. and
                               Loeb Rhoades & Co.  Mr. Bach was also a director of
                               Mecklermedia from February 1997 until it was acquired by
                               Penton Media in November 1998.
----------------------   ---   -------------------------------------------------------------
William A. Shutzer       57    William A. Shutzer has been a director of the Company since
                               January 2000.  Mr. Shutzer is currently a private investor and is a consultant to various companies, including Lehman
                               Brothers where he was a Managing Director from October 2000 through November 2003.  Prior to that, Mr. Shutzer was a
                               Partner of Thomas Weisel Partners from September 1999 through
                               September 2000.  Mr. Shutzer was Executive Vice President of
                               Furman Selz, an investment bank, from March 1994 to March
                               1996, President from April 1996 to September 1997 and
                               Chairman of the investment banking group of ING Furman Selz from October 1997 to August 1999.  Prior to that, Mr. Shutzer was employed at Lehman Brothers from August 1972 to February
                               1994.  He is also a director of Tiffany & Co., Blount
                               International, Inc., American Financial Group, Inc., CSK
                               Auto, Corp. and TurboChef Technologies, Inc.
----------------------   ---   -------------------------------------------------------------
John R. Patrick          58    John R. Patrick has been a director of the Company since
                               January 2003.  Mr. Patrick is President of Attitude LLC and
                               former vice president of Internet Technology at International
                               Business Machines Corporation, or IBM, where he worked from
                               1967 to 2001.  Mr. Patrick was Vice President of Internet
                               Technology at IBM from 1995 to 2001.  He is a member of the board of directors of Knovel Corporation, Opera Software ASA,
                               Danbury Health Systems and Danbury Hospital.

                       PRINCIPAL STOCKHOLDERS AND SECURITY
                             OWNERSHIP OF MANAGEMENT

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR, NAMED EXECUTIVE OFFICERS AND ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

         The following table sets forth, as of March 31, 2004, information with respect to the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), beneficially owned by each director of the Company, each nominee for director, the Chief Executive Officer (who is also a director), the President and Chief Operating Officer (who is also a director), the Senior Vice President and Chief Financial Officer and by all persons presently serving as directors and officers of the Company as a group. Except as otherwise indicated, all shares are owned directly.

      NAME OF                         ADDRESS OF           AMOUNT AND NATURE OF     PERCENT OF
 BENEFICIAL OWNER                  BENEFICIAL OWNER        BENEFICIAL OWNERSHIP       CLASS(1)
----------------------------------------------------------------------------------------------
Alan M. Meckler              c/o Jupitermedia Corporation      14,554,499(2)(4)        52.4%
                             23 Old Kings Highway South
                             Darien, CT 06820

Christopher S. Cardell       c/o Jupitermedia Corporation         902,722(5)            3.4%
                             23 Old Kings Highway South
                             Darien, CT  06820

Michael J. Davies            15925 Old York Road                   19,842(6)               *
                             Monkton, MD 21111

Gilbert F. Bach              75 East End Avenue                    38,832(6)               *
                             New York, NY  10028

William A. Shutzer           520 East 86th Street                 442,895(6)            1.7%
                             New York, NY  10028

John R. Patrick              117 Whipstick Road                    13,730                  *
                             Ridgefield, CT  06877

Christopher J. Baudouin      c/o Jupitermedia Corporation         212,022(3)(7)            *
                             23 Old Kings Highway South
                             Darien, CT  06820
All directors and
executive officers as a
group (seven persons)                                          16,184,542              57.0%

* Less than one percent
----------------------------------------------------------------------------------------------

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date (i) which such person has the right to acquire within 60 days after such date, (ii) over which such person has voting power or (iii) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 1,535,214 shares held in trusts established for the benefit of Mr. Meckler's four children and over which Mr. Meckler exercises investment control, 60,000 shares donated by Mr. Meckler to the Meckler Foundation, a non-profit charitable foundation founded by Mr. Meckler and for which he acts as a trustee, 7,100 shares purchased by the Meckler Foundation, 88,100 shares purchased by Mr. Meckler's wife and 50,200 shares held in a trust for the benefit of Mr. Meckler's mother and over which Mr. Meckler exercises investment control.
(3) Includes 500 shares held in a trust for the benefit of one of Mr. Baudouin's children. Mr. Baudouin exercises investment control over this trust.
(4) Includes 265,001 shares of Common Stock subject to options exercisable on or within 60 days after March 31, 2004.
(5) Includes 68,334 shares of Common Stock subject to options exercisable on or within 60 days after March 31, 2004.
(6) Includes 917 shares of Common Stock subject to options exercisable on or within 60 days after March 31, 2004.
(7) Includes 24,584 shares of Common Stock subject to options exercisable on or within 60 days after March 31, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF MARCH 31, 2004

                                                         AMOUNT AND
                                                         NATURE OF
        NAME OF                   ADDRESS OF             BENEFICIAL   PERCENT OF
    BENEFICIAL OWNER           BENEFICIAL OWNER          OWNERSHIP      CLASS(1)
------------------------  ---------------------------   ------------   ---------
Royce & Associates, Inc.  1414 Avenue of the Americas   2,547,541(2)      9.7%
                          New York, NY  10019
--------------------------------------------------------------------------------
(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date (i) which such person has the right to acquire within 60 days after such date, (ii) over which such person has voting power or (iii) over which such person has investment power, including disposition power. For purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) Royce & Associates' beneficial ownership set forth above is based on the record ownership of these shares as reported in filings with the Securities and Exchange Commission.

              FURTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

         The Board of Directors has established a Compensation Committee and an Audit Committee. The Board of Directors has not established a nominating committee or a committee performing similar functions. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. The current members of the Compensation Committee and the Audit Committee are as follows:

Compensation Committee              Audit Committee
----------------------              ---------------
Michael J. Davies                   Michael J. Davies
Gilbert F. Bach                     Gilbert F. Bach
William A. Shutzer                  William A. Shutzer
John R. Patrick                     John R. Patrick

         Effective February 27, 2003, Michael J. Davies and John R. Patrick were named Chairmen of the Compensation Committee and Audit Committee, respectively.

COMPENSATION COMMITTEE

         The Compensation Committee reviews and approves the compensation and benefits for the Company's key executive officers, administers the Company's employee benefit plans and makes recommendations to the Board regarding such matters. The Compensation Committee met one time during the fiscal year ended December 31, 2003.

AUDIT COMMITTEE

         The Audit Committee has the responsibility to review audited financial statements and accounting practices of the Company, and to consider and recommend the employment of, and approve the fee arrangements with, independent accountants for both audit functions and for advisory and other consulting services. The members of the Audit Committee were appointed pursuant to Rule 4350 of the National Association of Securities Dealers listing standards and are each considered independent pursuant to Rule 4200(a)(15) thereof. The Board of Directors has determined that Mr. John R. Patrick, Chairman of the Audit Committee, qualifies as a "financial expert" as defined by the Securities and Exchange Commission. In making the determination, the Board of Directors considered Mr. Patrick's credentials and financial background and found that he was qualified to serve as the "financial expert." The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met two times during the fiscal year ended December 31, 2003.

NOMINATING COMMITTEE

         The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board of Directors has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board of Directors, and the entire Board of Directors functions in the capacity of a nominating committee. The Board of Directors have determined that four of the six directors currently meet the independence standards under the applicable Nasdaq Stock Market rules. These directors are Messrs. Bach, Davies, Patrick and Shutzer.

         The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders. Because of the size of the Board of Directors and because there has been no turnover of its members, the Board addresses the need to retain members and fill vacancies after discussion among its members and the Company's management. Accordingly, the Board of Directors has determined that it is appropriate not to have such a policy at this time. The Board of Directors, however, will consider director candidates recommended by stockholders. Any stockholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate pursuant to the procedures set forth below under "Stockholder Communication with the Board of Directors." The Board of Directors does not have any specific qualifications that have to be met by director candidates and does not have a formal process for identifying and evaluating director candidates. From and after the 2004 Annual Meeting of Stockholders, the Company will ensure that, to the extent required by law, a majority of its independent directors will either select nominees for the Board of Directors or recommend nominees for the entire Board's selection.

DIRECTORS' ATTENDANCE

         The Company does not currently have a formal policy regarding director attendance at the Company's annual meetings. However, it is expected that, absent compelling circumstances, each director will be in attendance for each board meeting. The Board of Directors met five times during the fiscal year ended December 31, 2003. All of the directors attended all of the Board of Directors' meetings and all of the meetings of each committee on which each such director serves.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

         Generally, stockholders who have questions or concerns should e-mail our Investor Relations department at investorrelations@jupitermedia.com. However, any stockholders who wish to address questions or other communications regarding our business directly to the Board of Directors, a committee or any individual director, should direct their questions or other communications in writing to the Chairman of the Board at Jupitermedia Corporation, 23 Old Kings Highway South, Darien, CT 06820. The Chairman will forward all such communications as appropriate.

                               EXECUTIVE OFFICERS

         In addition to Alan M. Meckler, the Chairman of the Board and Chief Executive Officer, and Christopher S. Cardell, President and Chief Operating Officer, the following person is an executive officer of the Company.

NAME                    AGE POSITION WITH COMPANY
----------------------- --- -------------------------------------------------
Christopher J. Baudouin 37  Christopher J. Baudouin has been Chief Financial
                            Officer of the Company since its inception. Mr. Baudouin served as Chief Financial Officer of Mecklermedia since June 1998. He joined Mecklermedia as Controller in June 1997. Prior to that time, Mr. Baudouin was a Manager with Arthur Andersen LLP.

                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

         Directors of the Company who are also employees or officers of the Company do not receive any compensation specifically related to their activities as directors, other than reimbursement for expenses incurred in connection with their attendance at Board meetings.

         Prior to May 24, 2001, the Company paid its other directors an annual stipend of $4,000, $1,000 for each Board meeting attended and reimbursement of expenses incurred in connection with such attendance. Beginning on May 24, 2001, the Company replaced the annual cash stipend and cash payments for meeting attendance with a grant of options for 750 shares of Common Stock, which vest over a period of three years, for each board meeting attended. Each of these other directors would also receive options for 1,000 shares of Common Stock, which also vest over a period of three years, for each year of service as a director. In September 2002, the Company amended the director compensation whereby its outside directors will be granted, on an annual basis, stock options to purchase 20,000 shares of Common Stock, which vest over a period of three years, for attendance at four scheduled meetings to be held each fiscal year. In addition, a grant of 5,000 stock options will be granted for attendance at each board meeting held beyond the four scheduled meetings. If any director fails to attend one of the four scheduled meetings, they would forfeit 5,000 stock options previously granted for each missed meeting. The directors are also reimbursed for their expenses incurred in connection with their attendance at Board meetings. In addition, each of these other directors received, upon becoming a director, options for 5,000 shares of Common Stock, which vest over a period of three years. In September 2003, director compensation for attendance at each board meeting held beyond the four scheduled meetings was reduced from 5,000 stock options to 1,000 stock options.

         Prior to February 27, 2003, the Chairman of the Audit Committee was paid an annual cash stipend of $1,000. Beginning on February 28, 2003, the Company amended the compensation to be paid to the Chairman of the Audit Committee whereby the Chairman of the Audit Committee will be granted, on an annual basis, stock options to purchase 10,000 shares of Common Stock, which vest over a period of three years. In addition, the Chairman of the Compensation Committee will be granted, on an annual basis, stock options to purchase 5,000 shares of Common Stock, which vest over a period of three years. Prior to February 27, 2003, there was no additional compensation for any member of the Compensation Committee

         During 2003, John R. Patrick, Michael J. Davies, William A. Shutzer and Gilbert F. Bach were granted options for 55,068, 32,534, 25,000, and 20,000 shares of Common Stock, respectively, which vest over a three-year period. Michael J. Davies earned an additional $159 for serving as the Chairman of the Audit Committee for the period from January 1 through February 27, 2003.

         The following table sets forth, for the last three fiscal years, cash and certain other compensation paid to, or accrued by the Company for, the Chief Executive Officer of the Company in all capacities in which he served. The table also sets forth cash and certain other compensation paid to, or accrued by the Company for, the President and Chief Operating Officer and the Chief Financial Officer of the Company. Other than Alan M. Meckler, Christopher S. Cardell and Christopher J. Baudouin (collectively, the "Named Executive Officers"), no executive officer of the Company received total salary and bonus during fiscal year 2003 in excess of $100,000. The Company has employment agreements with Christopher S. Cardell and Christopher J. Baudouin that provide twelve months and six months of severance, respectively. In the case of Mr. Cardell, severance is to be paid upon termination and, in the case of Mr. Baudouin, severance is to be paid upon termination in connection with a change in control of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                         ANNUAL COMPENSATION         COMPENSATION AWARDS
                                   -------------------------------  --------------------
                                                      OTHER ANNUAL  NUMBER OF SECURITIES    ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY($) BONUS($) COMPENSATION   UNDERLYING OPTIONS   COMPENSATION
---------------------------  ----  --------  -------  ------------   ------------------   ------------
Alan M. Meckler              2003   222,885     --         --              500,000              --
  Chairman and               2002   215,000     --         --              500,000              --
  Chief Executive Officer    2001   214,231     --         --              500,000              --

Christopher S. Cardell       2003   222,885     --         --              350,000              --
  President and              2002   215,000     --         --              150,000              --
  Chief Operating Officer    2001   214,231     --         --              123,750              --

Christopher J. Baudouin      2003   177,356     --         --               90,000              --
  Senior Vice President and  2002   167,500     --         --               60,000              --
  Chief Financial Officer    2001   166,827     --         --               30,750              --
------------------------------------------------------------------------------------------------------

         The following table sets forth stock options granted during the fiscal year ended December 31, 2003 to the Company's Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                  POTENTIAL REALIZABLE
                         -----------------------------------------------------     VALUE AT ASSUMED
                           NUMBER OF     PERCENT OF                              ANNUAL RATES OF STOCK
                          SECURITIES    TOTAL OPTIONS                           PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO    EXERCISE OR                  OPTION TERM(3)
                            OPTIONS     EMPLOYEES IN    BASE PRICE  EXPIRATION  ----------------------
NAME                     GRANTED(#)(1)   FISCAL YEAR   ($/SHARE)(2)    DATE         5%            10%
-----------------------  -------------  -------------  -----------  ----------  ----------  ----------
Alan M. Meckler                500,000        20.4%       $3.55       6/9/08    $490,400  $1,083,655

Christopher S. Cardell         350,000        14.2%       $3.23       6/9/13    $710,965  $1,801,726

Christopher J. Baudouin         90,000         3.7%       $3.23       6/9/13    $182,820    $463,301
------------------------------------------------------------------------------------------------------

(1) Each stock option will become exercisable in respect of 33 1/3% of the shares covered thereby on each of the first three anniversaries of their respective grant dates. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of the Company for any reason except that (a) if the optionee undergoes a normal termination, as defined by the Jupitermedia Corporation 1999 Stock Incentive Plan, the option shall expire on the earlier of the last day of the original option period or three months after the date of termination and (b) in the event of death of the optionee, each stock option shall expire on the last day of the option period or the date that is twelve months after the date of death of the optionee. In such event, the option shall remain exercisable by the person or persons to whom the holder's rights pass by their will or according to the laws of descent and distribution until its expiration, but only to the extent the option was vested and exercisable by the holder at the time of termination.
(2) The exercise price per share of each option granted was equal to the fair market value of the Company's Common Stock on the date of grant except for Mr. Meckler whose shares were issued at a 10.0% premium above fair market value.
(3) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5.0% and 10.0% compounded annually from the date the respective options were granted to their expiration dates. These assumptions are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

         The following table sets forth information for the Company's Named Executive Officers during the last fiscal year with respect to the exercise of options to purchase the Company's Common Stock and year-end option holdings.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                    NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED      IN-THE-MONEY
                                                         OPTIONS AT             OPTIONS AT
                            SHARES                    FISCAL YEAR END         FISCAL YEAR END
                         ACQUIRED ON     VALUE       (#) EXERCISABLE/        ($) EXERCISABLE/
NAME                     EXERCISE (#) REALIZED ($)     UNEXERCISABLE           UNEXERCISABLE
-----------------------  -----------  -----------  ----------------------  --------------------
Alan M. Meckler               --           --        1,299,998/1,000,002   $1,125,662/$1,630,338

Christopher S. Cardell        --           --          392,499/491,251       $339,914/$802,211

Christopher J. Baudouin       --           --          112,999/140,251       $101,554/$237,681

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information as of December 31, 2003 about the common stock that may be issued under the Company's existing equity compensation plan.

                                                             NUMBER OF                         NUMBER OF SECURITIES
                                                           SECURITIES TO                     REMAINING AVAILABLE FOR
                                                          BE ISSUED UPON                       FUTURE ISSUANCE UNDER
                                                            EXERCISE OF   WEIGHTED-AVEERAGE    EQUITY COMPENSATION
                                                            OUTSTANDING   EXERCISE PRICE OF      PLANS (EXCLUDING
                                                             OPTIONS,        OUTSTANDING     SECURITIES REFLECTED IN
                                                           WARRANTS AND   OPTIONS, WARRANTS           COLUMN
                                                              RIGHTS          AND RIGHTS               (A))
                    PLAN CATEGORY                               (A)              (B)                   (C)
------------------------------------------------------    --------------  -----------------  -----------------------
Equity Compensation Plans Approved by Stockholders            7,249,633          $5.50               2,503,217
Equity Compensation Plans Not Approved by Stockholders           --                --                    --
                                                          --------------  -----------------  -----------------------
TOTAL                                                         7,249,633          $5.50               2,503,217
                                                          ==============  =================  =======================

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors ("Compensation Committee") determines and reviews the compensation of the Company's Chief Executive Officer and the President and Chief Operating Officer. It also reviews and approves any employment, severance or similar agreements for those individuals. The Compensation Committee is charged with fixing, on an annual basis, the compensation of the Chief Executive Officer and the President and Chief Operating Officer, subject to the approval of the Board, and reviewing and recommending to the Board any employment, severance or similar agreements for these individuals. The entire Board determines the amount, if any, of the Company's contributions pursuant to its 401(k) Plan. While other compensation decisions generally are not submitted to the Board, the Board has the ultimate power and authority with respect to compensation matters.

         The Compensation Committee seeks to compensate executive officers at levels competitive with other companies comparable in size in the same industry and to provide short-term rewards and long-term incentives for superior individual and corporate performance. In making compensation decisions, the Compensation Committee periodically reviews information about the compensation paid or payable to officers of comparably sized public companies and the compensation recommendations of Mr. Meckler, the Chairman of the Board and Chief Executive Officer of the Company. The Compensation Committee does not have target amounts of stock ownership for the Company's executive officers.

         The key components of executive officer compensation are base salary and stock options. The Compensation Committee attempts to combine these components in such a way as to attract, motivate and retain key executives critical to the long-term success of the Company. A discussion of the various components of the executives' compensation for fiscal 2003 follows.

         BASE SALARY. Each executive officer received a base salary and has the potential for annual salary increases largely determined by such individual's performance, the Company's performance and reference to the salaries of executive officers holding comparable positions in companies of comparable size and complexity.

         STOCK OPTIONS. The Company's 1999 Stock Incentive Plan is intended to provide executives with the promise of longer term rewards that appreciate in value with the favorable future performance of the Company. Stock options are generally granted when an executive joins the Company, with additional options granted from time to time for promotions and performance. The Compensation Committee believes that the stock option participation provides a method of retention and motivation for the executives of the Company and also aligns senior management's objectives with long-term stock price appreciation.

         OTHER COMPENSATION. The executive officers also participate in the Company's 401(k) plan as well as the medical, life and disability insurance plans available to all employees of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The compensation of Mr. Meckler, Chairman of the Board and Chief Executive Officer of the Company are based on the policies described above. As part of its evaluation, the Compensation Committee considered Mr. Meckler's performance, the Company's performance, the accomplishment of goals for the Company set by the Board of Directors at the beginning of fiscal 2003, and the compensation earned by other chief executive officers of companies of comparable size during the previous year.



                              COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                              Michael J. Davies, Compensation Committee Chairman Gilbert F. Bach
                              William A. Shutzer
                              John R. Patrick





           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee makes all compensation decisions. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return of an investment in the Company's Common Stock with an investment in the Nasdaq Total U.S. Index (the "Nasdaq Index") and the Nasdaq Computer & Data Processing Service Index (the "Peer Group Index"). The graph covers the period beginning June 25, 1999, the date of the Company's initial public offering, through December 31, 2003, and depicts the results of investing $100 in each of the Company's Common Stock, the Nasdaq Index and the Peer Group Index at closing prices on December 31, 2003, assuming that all dividends were reinvested.


                        [PERFORMANCE GRAPH APPEARS HERE]


               Jupitermedia      Nasdaq Computer & Data      Nasdaq Stock
DATES          Corporation         Processing Service         Market -U.S.
-----          -----------         ------------------         ------------
Jun-99             89.73                100.00                  105.43
Dec-99            373.21                175.37                  159.70
Jun-00            140.63                141.35                  155.83
Dec-00             42.41                 80.71                   96.09
Jun-01             28.57                 76.67                   84.51
Dec-01             13.57                 64.99                   76.22
Jun-02             14.14                 47.66                   57.54
Dec-02             17.79                 44.82                   52.67
Jun-03             28.50                 50.66                   63.99
Dec-03             32.50                 59.05                   78.87



         The stock price performance depicted in the performance graph is not necessarily indicative of future price performance. The performance graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                          ITEM 2. APPROVAL OF AUDITORS
                          ----------------------------

         Deloitte & Touche LLP, independent accountants, audited the financial statements of the Company for the fiscal years ended December 31, 2002 and 2003. Such services consisted of the firm's audit of and report on the Company's annual financial statements and assistance and consultation in connection with filings with the Securities and Exchange Commission and other matters.

         During 2002 and 2003, the Company retained its principal auditor, Deloitte & Touche LLP, to provide services, all of which were approved by the Audit Committee, in the following categories and amounts:

                                                     2002          2003
                                                   --------      --------
         Audit fees                                $ 85,000      $131,950
         Audit-related fees                        $ 25,000      $ 51,665
         Tax fees                                  $ 17,800      $ 46,600


     AUDIT FEES

         Audit fees paid to Deloitte & Touche LLP were for services provided in conjunction with the audit of the annual consolidated financial statements included in the Company's 2002 and 2003 Annual Reports on Form 10-K, for the reviews of the consolidated financial statements included in the Company's Forms 10-Q for the quarters included in the years ended December 31, 2002 and 2003 and for other services (primarily consents) related to Securities and Exchange Commission matters.

     AUDIT-RELATED FEES

         Audit-related fees paid to Deloitte & Touche LLP were for services provided in conjunction with the audit of the Company's employee benefit plan for the years ended December 31, 2002 and 2003 as well as financial accounting and reporting consultations and for due diligence associated with acquisitions.

     TAX FEES

         Tax fees paid to Deloitte & Touche LLP were for services associated with tax compliance and tax consultation for the years ended December 31, 2002 and 2003.

         The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor are compatible with maintaining auditor independence.

         Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         Based upon the recommendation of the Audit Committee, and subject to approval by the stockholders, the Board of Directors has appointed Deloitte & Touche LLP, independent accountants, as auditors of the Company for the fiscal year ending December 31, 2004. In making its recommendation, the Audit Committee reviewed past audit results and other non-audit services performed during 2003 and proposed to be performed during 2004. In selecting Deloitte & Touche LLP, the Audit Committee and the Board of Directors carefully considered their independence. The Audit Committee has determined that the performance of such non-audit services did not impair the independence of Deloitte & Touche LLP. Furthermore, Deloitte & Touche LLP has confirmed to the Company that they are in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence.

         Approval by the stockholders of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 will require the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to be cast.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

                       OTHER ACTIONS AT THE ANNUAL MEETING

         The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting. However, if any other matters are brought before the Annual Meeting, the proxy holders will vote proxies granted by stockholders in accordance with their best judgment.



                          2005 STOCKHOLDERS' PROPOSALS

         To be considered for inclusion in the Company's proxy statement relating to the Annual Meeting of Stockholders to be held in 2005, the Secretary of the Company must receive stockholder proposals no later than 120 days prior to April 28, 2005. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than 45 days prior to May 7, 2005. All stockholder proposals should be sent to the attention of Secretary, Jupitermedia Corporation, 23 Old Kings Highway South, Darien, Connecticut 06820.

                 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE WITH
              SECTION 16 (A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and greater than 10% stockholders to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission ("SEC"). Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure by such persons to file these reports in a timely manner during the 2003 fiscal year. Copies of the reports are required by SEC regulation to be furnished to the Company. Based solely on its review of such reports furnished to it, the Company believes that all Section 16(a) filing requirements applicable to the Company's directors, executive officers and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2003.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has filed a Registration Statement on Form S-3 (as amended by Amendment No. 1 to the Registration Statement) (File No. 333-113293) with the SEC relating to a proposed follow-on public offering of common stock (the "Offering"). Of the 4,200,000 shares to be sold in the Offering, 3,200,000 shares will be sold by the Company and 1,000,000 shares will be sold by certain stockholders of the Company. These stockholders include the following executive officers and directors of the Company: Alan M. Meckler (including a number of shares held in various trusts for the benefit of Mr. Meckler's children over which he exercises investment discretion), Christopher S. Cardell, William A. Shutzer and Christopher J. Baudouin.

         Alan Meckler, the Company's Chairman and Chief Executive Officer, and his wife have guaranteed up to $5 million of the Company's obligations under its $8 million and $4 million revolving credit facilities with HSBC Bank USA. Each of them has also guaranteed the Company's obligations under its $11 million revolving credit facility with HSBC Bank USA. Each of these guarantees is secured by certain of Mr. and Mrs. Meckler's personal assets. We expect that these guarantees will be terminated immediately after repayment of all outstanding borrowings under these revolving credit facilities with proceeds from our common stock offering.

         A non-interest bearing loan of $178,000, which is payable upon demand, was made to Alan M. Meckler in 1997 by the Company's predecessor company and is still outstanding.


                            REPORT OF AUDIT COMMITTEE

         To the Board of Directors Jupitermedia Corporation:

         We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2003.

         We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

         John R. Patrick , Audit Committee Chairman
         Michael J. Davies
         Gilbert F. Bach
         William A. Shutzer

                             ADDITIONAL INFORMATION

         The Company will pay all of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying materials. In addition to the solicitation of proxies by mail, the Company will request brokers and securities dealers to obtain proxies from and send proxy materials to their principals. The Company will reimburse expenses incurred in connection therewith. The Company has retained American Stock Transfer & Trust Company at an estimated cost of $4,000 to assist in its solicitation of proxies. Proxies may be solicited personally, by telephone or telegraph, by the directors and officers of the Company without additional compensation.



                                FORM 10-K REPORT

         Interested stockholders may obtain a copy of the Company's Annual Report on Form 10-K for fiscal year 2003 filed with the Securities and Exchange Commission, including all financial statements, schedules and exhibits, without charge by writing to:

         Investor Relations
         c/o Jupitermedia Corporation
         23 Old Kings Highway South
         Darien, CT  06820

         Or by a telephone call to:  203-662-2870

                            JUPITERMEDIA CORPORATION
                           23 OLD KINGS HIGHWAY SOUTH
                            DARIEN, CONNECTICUT 06820

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Alan M. Meckler and Christopher S. Cardell, and each of them, as proxy holders, each with the power to designate a substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Jupitermedia Corporation held of record by the undersigned on April 26, 2004, at the Annual Meeting of Stockholders to be held on June 14, 2004, or any adjournment thereof. At their discretion, the proxy holders are authorized to vote such shares of Common Stock upon such other business as may properly come before the Annual Meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

         PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[X]  Please mark your vote as in this example.

1. ELECTION OF SIX DIRECTORS LISTED BELOW WITH TERMS EXPIRING IN 2005 AT THE ANNUAL MEETING

     Nominees: Alan M. Meckler, Christopher S. Cardell, Michael J. Davies, Gilbert F. Bach, William A. Shutzer and John R. Patrick

     [_] FOR all nominees listed at right, except as marked below

     [_] WITHHOLD AUTHORITY for all nominees listed below

INSTRUCTION: To withhold a vote for an individual nominee(s), write the name of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).

     [_] FOR   [_] AGAINST   [_] ABSTAIN

___________________________________

2. APPROVAL OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

     [_] FOR   [_] AGAINST   [_] ABSTAIN


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSAL 2. A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.



Stockholder:                                            Dated:           , 2004
             -----------------------------------------         ----------

Signature (if held jointly):                            Dated:           , 2004
                            --------------------------         ----------


Note: Please sign as name appears hereon. When joint owners hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.